Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-197289 on Form S-8 of our report dated July 25, 2014, relating to the consolidated financial statements and related financial statement schedule of iKang Healthcare Group, Inc., its subsidiaries, its variable interest entities (“VIEs”) and its VIEs’ subsidiaries, appearing in this Annual Report on Form 20-F of iKang Healthcare Group, Inc., for the year ended March 31, 2014.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP
Beijing, the People’s Republic of China
July 25, 2014